Exhibit 10.5
SETTLEMENT AND LICENSE AGREEMENT
     This Settlement and License Agreement (“Agreement”) is entered into as of June 19, 2009, by and between Plaintiff, Anthurium Solutions, Inc. (hereinafter referred to as “Anthurium” and more fully defined below) and MedQuist Inc. (hereinafter referred to as “MedQuist” and more fully defined below), by and through their duly authorized representatives.
RECITALS
     WHEREAS, on November 6, 2007, Anthurium initiated a lawsuit in the United States District Court for the Eastern District of Texas, currently styled Anthurium Solutions, Inc. v. MedQuist, Inc., et al., Civil Action No. 2:07-cv-484 (“the Lawsuit”) seeking damages for the alleged infringement of United States Patent No. 7,031,998, entitled “Systems and Methods for Automatically Managing Workflow Based on Optimization of Job Step Scheduling” (hereinafter referred to as “the ‘998 Patent”);
     WHEREAS, MedQuist denies the allegations set forth in the Complaint filed by Anthurium in the Lawsuit, and has asserted affirmative defenses alleging that the ‘998 patent is invalid, not infringed and unenforceable;
     WHEREAS, each party disputes various contentions and claims asserted by the other party in the Lawsuit, and the parties have determined that continued litigation will be time consuming, protracted, and expensive; and
     WHEREAS, in view of the foregoing, Anthurium and MedQuist now desire to settle the Lawsuit, including all current causes of action between Anthurium and MedQuist, without admitting in any way the other party’s claims or arguments, and to grant the release of one another from any and all liability and/or obligations, past or present arising under, out of, or in any manner connected with the alleged infringement of the ‘998 Patent and any other Anthurium Patents (defined below), including, but not limited to, U.S. Patent No. 6,604,124 (the “’124 Patent”), and U.S. Patent Application No. 0195429 A1, and any potential defenses or counterclaims thereto.
     NOW, THEREFORE, Anthurium and MedQuist, after carefully reviewing this Agreement and in exchange for the dismissal and releases of all claims and counterclaims that have been or could have been raised by or against each other in the Lawsuit, for the monetary consideration provided herein, and for other good and valuable considerations, the receipt and sufficiency of which is hereby expressly acknowledged, agree as follows:
1. DEFINITIONS
     1.1. “Anthurium” means, collectively, (i) Anthurium Solutions, Inc., a Delaware corporation, with its principal office located at 470 Atlantic Ave., Fourth Floor, Boston, Massachusetts, (ii) the Anthurium Affiliates and Related Parties, and (iii) the respective assignees and successors-in-interest of each of the foregoing.
     1.2. “Anthurium Affiliates and Related Parties” means (i) any Person that, at any time, directly or indirectly, controls, is controlled by or under common control with Anthurium (including without limitation its assign or successors-in-interest); (ii) A:/SCRIBES, LLC, a

Pennsylvania corporation with principal office at 1012 Robin Drive, West Chester, Pennsylvania, and any Person that, at any time, directly or indirectly, controls, is controlled by or under common control with A:/SCRIBES, LLC. (including without limitation its assigns or successors-in-interest); (iii) Janice Archbold, including her heirs and assigns; and (iv) Timothy Simard, including his heirs and assigns.
     1.3. “Anthurium Patents” means: (i) the ‘998 Patent and United States Patent No. 6,604,124; (ii) any patent owned or controlled by Anthurium as of the Effective Date; (iii) any patent which issues after the Effective Date from an application owned or controlled by Anthurium prior to the Effective Date; and (iv) any and all patents and applications from which any or all of the patents described in subparagraphs (i)-(iii) claim priority or are derived through continued prosecution, division, continuation, continuation-in-part, reissue, reexamination, extension, or foreign prosecution.
     1.4. “Effective Date” shall mean the last date upon which this Agreement has been executed by both Anthurium and MedQuist.
     1.5. “MedQuist” means, collectively, (i) MedQuist Inc., a New Jersey corporation, with its corporate headquarters located at Mount Laurel, New Jersey, (ii) the MedQuist Affiliates, and (iii) the respective assignees and successors-in-interest of each of the foregoing.
     1.6. “MedQuist Affiliate” means any Person, including but not limited to any MedQuist Company, that, at any time, directly or indirectly, controls, is controlled by, or is under common control with, MedQuist (including without limitation its assigns or successors-in-interest). For the purpose of this definition and the definition of Anthurium Affiliates and Related Parties, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities (as to which ownership of 50% or more establishes control) or other interests, by contract or otherwise, including, in the case of a trust, the power to appoint or remove trustees or otherwise direct the trust’s affairs. The terms “is controlled by or “is under common control” have the correlative meanings. For the purposes of clarity and without limitation this definition is expressly intended to cover (a) CBay Systems Holdings, Ltd. (“CBay Holdings”) and the medical transcription companies controlled by CBay Holdings, but (b) is expressly not intended to cover S.A.C. PEI CB Investment, L.P. (“S.A.C.”), or any other companies controlled by S.A.C. (except in their capacity as direct or indirect owner of MedQuist), other than the companies falling under item (a).
     1.7. “MedQuist Company” means MedQuist Inc., MedQuist CM LLC, MedQuist IP LLC, MedQuist Canada Company, MedQuist of Delaware, Inc., MedQuist Transcriptions, Ltd., LCH Australia, Inc., LCH Canada or Speech Machines Limited.
     1.8. “MedQuist Product” means any product, component, device, software, system or service made, used, sold, offered for sale, exported or imported for sale by MedQuist.
     1.9. “Owned or Controlled” means, with respect to a Anthurium’s relationship to a patent, patent application or invention, as of the specified time being (a) owned by Anthurium, (b) owned by a third party that is contractually obligated to assign such patent, patent application or invention to Anthurium and (c) held under license by Anthurium, with the sufficient rights to grant to MedQuist the rights granted under this Agreement, including without limitation the rights granted under Articles 2 and 3.
     1.10. “Parties” or “Party” means the signatories to this Agreement (Anthurium and MedQuist), collectively and individually.
     1.11. “Patents” means (i) all classes or types of patents, including utility patents, utility models, design patents, invention certificates, reexaminations, reissues, extensions and renewals, in all jurisdictions of the world; and (ii) all applications (including provisional and nonprovisional applications), continuations, divisionals, and continuations-in-part, for these classes or types of patents in all jurisdictions of the world. The term “Patents” does not include any copyrights, trademarks, mask work rights, or trade secret rights.
     1.12. “Person” means a person or legal entity, including without limitation an entity organized as a corporation, partnership, limited liability partnership and limited liability company.
2. RELEASES AND GRANTS
     2.1. Release of MedQuist. In consideration of the releases and rights granted in favor of and to Anthurium in this Agreement, Anthurium hereby releases and discharges MedQuist from any and all past or present claims, demands, actions, causes of action, suits of any kind or nature, rights, damages, costs, losses, expenses and compensation, in each case whether known or unknown, arising from or related to in whole or part any act occurring or circumstance arising on or before the Effective Date, including, without limitation, any infringement of any Patent. For the avoidance of doubt, the foregoing release shall become effective and irrevocable upon the execution of this Agreement and the payment of the amount specified in Section 4.1.
     2.2. Release of Anthurium. In consideration of the releases and rights granted in favor of and to MedQuist in this Agreement, MedQuist hereby releases and discharges Anthurium from any and all past or present claims, demands, actions, causes of action, suits of any kind or nature, rights, damages, costs, losses, expenses and compensation, in each case whether known or unknown, arising from or related to in whole or part any act occurring or circumstance arising on or before the Effective Date, including, without limitation, any claims that were or may have been brought in the Lawsuit, and expressly including all claims that were the subject of MedQuist’s motion to amend its answer and counterclaim. For the avoidance of doubt, the foregoing release shall become effective and irrevocable upon the execution of this Agreement and the payment of the amount specified in Section 4.1.
     2.3. Anthurium License to MedQuist. Subject to the payment provided under Section 4.1, Anthurium hereby grants to MedQuist, and MedQuist hereby accepts, a non-exclusive, non-transferable (subject to Section 8.1), fully paid-up, royalty-free, worldwide license, without the right to sublicense, under the Anthurium Patents to make, have made, use, have used, import, have imported, export, have exported, offer to sell, sell and have sold, MedQuist Products. This license shall continue until the expiration of the last to expire of the Anthurium Patents. For the avoidance of doubt, the license includes “have made” rights which apply to any MedQuist Product covered by an Anthurium Patent that is manufactured or produced by a third party and sold by MedQuist.

3. LIMITED COVENANTS NOT TO ASSERT
     3.1. Covenant Not To Assert Against MedQuist. Once the payment specified in Section 4.1 is made, for a period of three (3) years following the Effective Date, Anthurium hereby covenants not to assert against MedQuist any claim, whether known or unknown as of the Effective Date, whether existing in the past, currently existing or which arises after the Effective Date, which claim arises from or is related to any infringement, misappropriation or violation of any intellectual property right (other than a trademark right), and hereby fully and finally waives any damages that may arise or accrue with respect to such claims during such three-year period. This covenant not to assert shall not restrict Anthurium from bringing a counterclaim in response to any suit brought by MedQuist against Anthurium.
     3.2. Responsibilities of the Assignees of the Patent in Suit. In the event that Anthurium transfers or assigns ownership and/or control of any of the Anthurium Patents, such transfer or assignment shall be subject to the release, license and covenant not to assert set forth in Articles 2 and 3 of this Agreement, and such transfer or assignment shall not become effective unless and until the transferee party agrees in writing to be bound by this Agreement and to accept Anthurium’s rights and obligations hereunder as applicable to such transferred Anthurium Patents.
4. PAYMENT
     4.1. Payment and Date. In return for the licenses, release and other consideration set forth herein, MedQuist will pay to Anthurium a lump sum of $5,750,000 U.S. Dollars and CBay Holdings will pay to Anthurium a lump sum of $100,000 U.S. Dollars. These payments will be made within five (5) days from the Effective Date of this agreement. Both Parties agree that this is just and fair consideration. These payments to Anthurium shall be made to the Client Trust account of the firm of Holland & Knight, as follows:
Bank of America IOLTA account
Bank of America
ABA #: 026009593
Account #: 9429149562
Account Name: Holland & Knight LLP IOLTA account
For further credit to: 111739.00004
5. DISMISSAL
     5.1. Dismissal. Within five (5) days of the payment described in Section 4.1, above, the Parties shall file a Stipulation of Dismissal of the Lawsuit With Prejudice in the form attached as Exhibit A.
     5.2. No Admission of Liability. The Parties expressly agree and acknowledge that by entering into this Agreement no Party admits any liability, wrongdoing or the truth of any allegation contained in any claim, defense or counterclaim alleged in the Lawsuit. Neither this Agreement nor any release contained within it may be construed or used as an admission of any issues, facts, wrongdoing, liability, or violation of law whatsoever.

     5.3. Each Party to Pay Its Own Legal Fees. The Parties shall each pay their own legal fees and costs incurred in connection with the Lawsuit.
6. REPRESENTATIONS AND WARRANTIES
     6.1. Anthurium’s Sole Right and Authority. Anthurium represents and warrants that it is the sole owner of the ‘998 Patent and the Anthurium Patents and possesses all rights necessary to grant the releases, licenses and covenants not to assert granted to MedQuist hereunder. Anthurium further warrants that (i) no ownership interest in the ‘998 Patent or any Anthurium Patent is held by any third party, and (ii) the ‘998 Patent and the Anthurium Patents are not subject to any encumbrance, lien or claim of ownership by any third party.
     6.2. Sole Owner of Claims. Each Party represents and warrants to the other Party that: (i) it is the sole owner of the claims or causes of action released in this Agreement and has not previously assigned or transferred, or purported to assign or transfer, any interest in such claims or causes of action to any other person or entity; and (ii) it is not in a disparate bargaining position with respect to the negotiation of this Agreement.
     6.3. MedQuist’s Sole Right and Authority. MedQuist represents and warrants that it has the full authority to enter into this Agreement on behalf of MedQuist (including on behalf of all MedQuist Affiliates and Companies) and is competent to do so; and that this Agreement constitutes the legal, valid and binding obligation of MedQuist enforceable against MedQuist in accordance with its terms.
     6.4. Anthurium’s Sole Right and Authority. Anthurium represents and warrants that it has the full authority to enter into this Agreement on behalf of Anthurium (including on behalf of all Anthurium Affiliates and Related Parties) and is competent to do so; and this Agreement constitutes the legal, valid and binding obligation of Anthurium enforceable against Anthurium in accordance with its terms.
     6.5. Signature Authority. The persons signing this Agreement each represent that they are duly authorized, with full authority to bind the Parties, and that no signature of any other person or entity is necessary to bind the Parties.
7. CONFIDENTIALITY
     7.1. Confidentiality. Except for disclosure (i) pursuant to an order or subpoena of a court or governmental agency; (ii) to persons with a “need to know” respecting corporate, financial, legal and contract matters, including insurers, lenders, investment bankers, auditors and contracting partners, who also agree to treat such information as confidential; or (iii) as may otherwise be required by law, the parties agree to keep the contents of this Agreement confidential. In the event that production of this Agreement is responsive to a discovery request received by a party in connection with litigation, this Agreement may be produced only if there is a Protective Order that limits disclosure of the Agreement to outside counsel only and the Agreement is properly designated under the provisions of the applicable Protective Order. To the extent that a Party to this Agreement is required to disclose the financial terms of this Agreement pursuant to applicable law, regulation, discovery request or court order, such Party shall promptly inform the other Party of such requirement for disclosure and shall afford the other Party sufficient opportunity to limit such disclosure or to seek appropriate protective orders before any information is disclosed.
     7.2. Public Statements Regarding this Agreement. Upon execution of this Agreement, Anthurium may disclose solely that it has settled the Lawsuit with MedQuist and has granted MedQuist a non-exclusive license, and shall not disclose any other terms of this Agreement.
8. OTHER REPRESENTATIONS, ACKNOWLEDGEMENTS AND AGREEMENTS
     8.1. Successors, Assigns and Beneficiaries. This Agreement shall inure to the benefit of and shall be binding upon the Parties hereto and their successors, assigns, representatives, and beneficiaries. MedQuist may assign this Agreement (i) to any MedQuist Affiliate, (ii) in connection with the sale of the stock of MedQuist, any merger of MedQuist or the sale of substantially all of the assets of MedQuist which relate to the subject matter of this Agreement, to the Person that is the party to that transaction with MedQuist. In the event that, after the Effective Date, a Person that is not at such time a MedQuist Affiliate (a) acquires control of MedQuist through the acquisition of 50% or more of MedQuist’s securities or (b) acquires substantially all of the assets of MedQuist, or (c) MedQuist is merged into such Person, and at the time of such acquisition or merger, such Person has or had in the past products or services covered by the Anthurium Patents, (the “Acquirer Products or Services”), then following such acquisition or merger MedQuist (or in the case of an asset acquisition or where MedQuist is merged into another entity that is not a holding company, those portions of such acquirer or merged entity that comprise the business of MedQuist that was acquired or merged, hereafter the “MedQuist Business”) shall continue to have all rights and benefits hereunder for its existing and future products and services, but such rights and benefits shall not apply to the Acquirer Products or Services or any future products or services that may be introduced by those portions of such acquirer’s business that are distinct from MedQuist or the MedQuist Business, as the case may be (collectively, the “Other Products”). Such Other Products shall not be MedQuist Products hereunder and shall not have the benefit of the release, license or covenant not to assert granted hereunder.
     8.2. Non-Cooperation. MedQuist acknowledges and agrees that the Anthurium Patents are valid. MedQuist warrants and agrees that it shall not, directly or indirectly, challenge the validity of, or attempt to limit the scope of, the Anthurium Patents, whether in a court proceeding, in a reexamination proceeding, or otherwise, nor will MedQuist assist, directly or indirectly, any third party in doing so, except (a) as required by law, regulation or court order and (b) without limiting Sections 2.3 and 3.1, in defense to any claim asserted against MedQuist under any such Anthurium Patent.
     8.3. Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Parties regarding the enforcement of any terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Agreement.
     8.4. Jurisdiction and Choice of Law. This Agreement shall be interpreted, and the rights and duties of the parties hereto shall be determined, in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions. Any action brought to enforce the provisions of this Agreement shall be commenced in the United States District Court for the Eastern District of Texas.
     8.5. Entire Understanding. This Agreement and any attachments hereto constitute a single, integrated written contract expressing the entire agreement of the Parties and shall not be modified, supplemented, or repealed except by a writing signed by each of the Parties. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any Party, except as specifically set forth in this Agreement. All prior discussions, written communications, and negotiations have been merged and integrated into and are superseded by this Agreement.
     8.6. Execution of Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all executed counterparts together shall be deemed to be one and the same instrument.
     8.7. Construed as Jointly Prepared. This Agreement shall be construed as if the Parties jointly prepared it and any uncertainty or ambiguity shall not be interpreted against any one Party because of the manner in which this Agreement was drafted or prepared.
     8.8. Invalidity. If any provision of this Agreement is held invalid, illegal, or unenforceable, the remaining provisions shall not be affected. The Parties shall consult and use their reasonable and best efforts to agree upon a valid and enforceable provision, which shall be a reasonable substitute for the invalid, illegal or unenforceable provision.
     8.9. Notices. All notices under this Agreement shall be in writing and delivered by facsimile transmission, overnight express mail, same or next day courier service, or by personal delivery to such Party at the address given below, or such other address as provided by a Party by written notice:

Anthurium:	Anthurium Solutions, Inc. 4th Floor 470 Atlantic Ave. Boston, MA 02210

Holland & Knight 10 St. James Ave. Boston, MA 02116 ATTN: Jeffrey Seul

MedQuist:	MedQuist Inc. 1000 Bishops Gate Blvd., Suite 300 Mt. Laurel, NJ 08054
     8.10. Headings. The headings and captions used herein shall not be used to interpret or construe this Agreement.

     IN WITNESS HEREOF, the Parties being fully authorized and empowered to bind themselves to this Agreement, have authorized and executed this Agreement on the date set forth opposite their respective signatures.

ANTHURIUM SOLUTIONS, INC.
DATED: June 19, 2009	By:	/s/ TIMOTHY SIMARD
TIMOTHY SIMARD,
Chairman and CEO

MEDQUIST INC.
DATED: June 19, 2009	By:	/s/ MARK R. SULLIVAN
MARK R. SULLIVAN
General Counsel

A:/SCRIBES, LLC
DATED: June 19, 2009	By:	/s/ JANICE ARCHBOLD
JANICE ARCHBOLD

Janice Archbold, and her heirs and assigns
DATED: June 19, 2009	By:	/s/ JANICE ARCHBOLD
JANICE ARCHBOLD

Timothy Simard, and his heirs and assigns
DATED: June 19, 2009	By:	/s/ TIMOTHY SIMARD
TIMOTHY SIMARD

EXHIBIT A
IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF TEXAS
MARSHALL DIVISION

ANTHURIUM SOLUTIONS, INC.,	§
§
	§	Civil Action No. 2:07-cv-484 (DF/CE)
§
§
Plaintiff,	§	JURY
§
v.	§
§
MEDQUIST INC., ARRENDALE	§
§
ASSOCIATES, INC. and SPHERIS, INC.,	§

Defendants.
STIPULATION OF DISMISSAL WITH PREJUDICE
     IT IS STIPULATED, by and among Plaintiff Anthurium Solutions, Inc. (“Anthurium”) and MedQuist Inc.. (“MedQuist”) (together, the “Parties”), through their counsel of record and subject to the approval of the Court that:
     (1) All claims presented by Anthurium’s Complaint as to MedQuist, as well as all of MedQuist’s counterclaims, shall be dismissed with prejudice as to each of these parties;
     (2) This Stipulation of Dismissal With Prejudice shall not serve to operate as a dismissal of any other party named as a defendant in this action; and

     (3) The Parties shall bear their own costs and attorneys’ fees.

/s/ Joshua Krumholz	/s/ Bryan Farney

ATTORNEYS FOR PLAINTIFF ANTHURIUM SOLUTIONS, INC.	ATTORNEYS FOR DEFENDANT MEDQUIST INC.
CERTIFICATE OF SERVICE
     I hereby certify that the following counsel of record who are deemed to have consented to electronic service are being served this ___day of June, 2009, with a copy of this document via the Court’s CM/ECF system per Local Rule CV-5(a)(3). Any other counsel of record will be served by electronic mail, facsimile transmission and/or first class mail on this same date.
/s/ Joshua Krumholz

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF TEXAS
MARSHALL DIVISION

ANTHURIUM SOLUTIONS, INC.,	§
§
	§	Civil Action No. 2:07-cv-484 (DF/CE)
§
§
Plaintiff,	§	JURY
§
v.	§
§
MEDQUIST INC., ARRENDALE	§
§
ASSOCIATES, INC. and SPHERIS, INC.,	§

Defendants.
ORDER
     Before the Court is Plaintiff Anthurium Solutions, Inc.’s (“Anthurium”) and MedQuist Inc.’s (“MedQuist”) Stipulation of Dismissal With Prejudice, which is hereby GRANTED.
     Accordingly, the claims presented by Anthurium’s Complaint as to MedQuist are hereby dismissed with prejudice as to each of these parties only.
     IT IS FURTHER ORDERED that each party shall bear its own costs.